UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 9, 2015	(February 9, 2015)

Metro Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-50961	25-1834776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 Paxton Street, Harrisburg, Pennsylvania	17111
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	888-937-0004

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Gary Nalbandian, Chairman, President and Chief Executive Officer of Metro Bancorp, Inc. (Metro or the Company), has informed the Company’s Board of Directors and management team that he plans to take a temporary leave of absence, with an anticipated effective date of March 1, 2015, to undergo coronary bypass surgery. The procedure will require several months of recovery time, and the Company expects Mr. Nalbandian to return to his position on a full-time basis in the third quarter of 2015. Prior to the surgery and during the recovery period, Mr. Nalbandian will consult with the Board and management team on a regular basis. Mr. Nalbandian will remain on the Board of Directors.

The Board has established an Office of the Executive, which will be responsible for managing the Company’s day-to-day operations until Mr. Nalbandian’s return. This Office will be comprised of key members of Metro’s senior management team, including Mark Zody, Chief Financial Officer; Percival Moser, Chief Operating Officer; Adam Metz, Chief Lending Officer; James Ridd, Chief Credit Officer; Steven Cribbs, Chief Risk Officer; and Elisa Cintron, Chief Retail Officer. Mr. Zody, a 26-year veteran of the Company, will serve as Lead Executive.

On January 25, 2015, Metro reported record financial results for the fourth quarter and full year of 2014. The Company demonstrated continued progress in increasing the Company’s profitability, as evidenced by its eighth straight quarter of record net income. The fourth quarter and full year 2014 results included increased revenues, diligent expense control, strong loan growth and increased deposits.

On October 14, 2014, Metro announced a series of initiatives to increase shareholder returns and improve profitability by reducing costs. These included the initiation of an annual dividend of $0.28 per common share. The first installment of this dividend, the first quarter cash dividend of $0.07 per common share, is payable on February 25, 2015 to shareholders of record on February 4, 2015.

During Mr. Nalbandian’s leave of absence, the Metro Board and management team remain committed to exceeding the expectations of Metro’s customers, increasing profitability and delivering superior long-term value for all shareholders.

On February 9, 2015, Mr. Nalbandian sent a letter to the employees of Metro, which is furnished with this Form 8-K as exhibit 99.1.

Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to the financial condition, results of operations, future performance and business of the Company. These forward-looking statements are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. These forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, which are subject to significant risks and uncertainties and are also subject to change based on various factors (some of which are beyond the Company’s control). The words "progress,” “committed,” “initiatives,” “expect,” “intend,” “plan,” “could,” “should,” “would,” “believe,” “anticipate,” and “estimate” and similar expressions are intended to identify forward-looking statements.

While the Company believes its plans, objectives, goals, expectations, anticipations, estimates and intentions as reflected in these forward-looking statements are reasonable based on the information available at the time, the Company can give no assurance that any of them will be achieved. You should understand that various factors could affect the Company’s future results and could cause results to differ materially from those expressed in these forward-looking statements, including the risk factors set forth in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and the factors discussed under “Forward-Looking Statements” in Part I, Item II of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
99.1	Letter to employees, dated February 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metro Bancorp, Inc.
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(Registrant)

Date: February 9, 2015

/s/ Mark A. Zody
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Mark A. Zody
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Letter to employees, dated February 9, 2015.